Exhibit 99.1

FOR IMMEDIATE RELEASE

LENCO MOBILE, INC. REPORTS THIRD QUARTER 2012 RESULTS

Revenues up 51% over Q3 2011

Seattle, WA – November 19, 2012 /PRNewswire/ -- Lenco Mobile, Inc. (OTCQB: LNCM), a global provider of proprietary mobile messaging and mobile web solutions, announced results for the quarter ended September 30, 2012. Lenco reported revenues of $4.2 million, an increase of 51% from the third quarter of 2011.

“We remain focused on completing the integration of iLoop Mobile and on implementing our global business strategy to provide a broad set of mobile solutions to large multinational entities.  Our third quarter results reflect those efforts,” said Mathew Harris, CEO of Lenco.  “We see broad acceptance of our rich media MMS messaging solutions for both marketing and business process initiatives.  Those solutions have become key competitive differentiators for us and we expect that to continue to be important across our target markets,” continued Harris.

Third Quarter Review

•	Revenue increased 51% year-over-year to $4.2 million.

•	Gross profit increased 37% year-over-year to $2.4 million.

•	Operating expenses increased 11% year-over-year to $4.6 million. The increase was primarily due to increased sales, marketing and development expenses offset by a decrease in general and administrative costs.

“We’re pleased with our progress and will continue to focus on execution in all aspects of the business as we grow both domestically and internationally,” concluded Harris.

Balance Sheet

As of September 30, 2012 the Company had cash and cash-equivalents of approximately $0.2 million and a net working capital deficit of $11.1 million. Cash used in operations during the nine months ended September 30, 2012 totaled $6.6 million.

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Lenco Mobile Inc.

Condensed Consolidated Balance Sheets

	As of
	September 30, 2012	December 31, 2011
	(In thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$153	$3,098
Accounts receivable, net of allowance of $113 and $99, respectively	3,328	1,680
Other current assets	303	383
Income taxes receivable	–	356
Total current assets	3,784	5,517

Property and equipment, net	382	464

Other noncurrent assets:
Intangible assets - goodwill	24,184	24,200
Intangible assets - other, net	7,802	9,176
Other noncurrent assets	26	31
Total other noncurrent assets	32,012	33,407

Total assets	$36,178	$39,388

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$6,394	$6,059
Income taxes payable	94	–
Deferred revenue	202	711
Retention bonus	3,313	4,121
Preferred dividend payable	2,200	1,267
Current portion of long-term obligations, (convertible debt portion of $260, and $1,626, respectively)	2,720	4,998
Total current liabilities	14,923	17,156

Long-term obligations, less current portion, net of debt discount cost (of $1,202, and $0.00, respectively)	5,755	1,791
Total liabilities	20,678	18,947

Shareholders' equity:
Preferred Stock, Series A 1,000,000 shares authorized, $.001 par value, 171,412 and 161,752 shares issued and outstanding at September 30, 2012 and at December 31, 2011, respectively	0	0
Preferred Stock, Series B1 1,000,000 shares authorized, $.001 par value, 87,717 and 87,717 shares issued and outstanding at September 30, 2012 and at December 31, 2011, respectively	0	0
Preferred Stock, Series B2 1,000,000 shares authorized, $.001 par value, 58,131 and 58,131 shares issued and outstanding at September 30, 2012 and at December 31, 2011, respectively	0	0
Common stock, 250,000,000 shares authorized, $.001 par value, 80,478,648 and 81,621,978 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively.	82	82
Additional paid in capital	90,367	82,959
Accumulated other comprehensive income	(147)	(2)
Accumulated deficit	(74,503)	(62,327)
Treasury stock, at cost, 1,400,000 and 266,667 shares, respectively	(299)	(67)
Total Lenco Mobile Inc. shareholders' equity	15,500	20,645
Noncontrolling deficit	–	(204)
Total equity	15,500	20,441

Total liabilities and shareholders' equity	$36,178	$39,388

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Lenco Mobile Inc.

Condensed Consolidated Statements of Operations

`	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(In thousands, except share data)
Revenue	$4,177	$2,759	$12,471	$7,206
Cost of sales	1,747	981	5,086	2,251
Gross profit	2,430	1,778	7,385	4,955

Operating expense:
Sales and marketing	1,120	718	3,598	2,564
General and administrative	1,728	2,021	5,247	5,572
Research and development	1,358	165	4,018	800
Depreciation and amortization	429	356	1,395	1,019
Impairment loss	–	925	–	925
Total operating expense	4,635	4,185	14,258	10,880

Loss from operations	(2,205)	(2,407)	(6,873)	(5,925)

Other income (expense):
Interest expense, net	(675)	(7)	(883)	(27)
Other income, net	–	60	566	66
Total other income (expense)	(675)	53	(317)	39

Loss from operations before income taxes	(2,880)	(2,354)	(7,190)	(5,886)

Provision for (benefit from) income taxes	(2)	139	107	167
Loss from continuing operations	(2,878)	(2,493)	(7,297)	(6,053)

Loss from discontinued operations	–	(29,909)	–	(33,496)
Gain on contingent consideration of discontinued operations	–	–	–	12,328
Net loss	(2,878)	(32,402)	(7,297)	(27,221)

Net loss or income attributable to noncontrolling interest	–	68	(204)	240
Net loss attributable to Lenco Mobile Inc.	(2,878)	(32,334)	(7,501)	(26,981)

Preferred stock dividends	(290)	(172)	(846)	(502)
Series A Preferred Stock accretion of beneficial conversion feature	(1,132)	(1,341)	(3,814)	(4,008)

Net loss attributable to common stockholders	$(4,300)	$(33,847)	$(12,161)	$(31,491)

Basic and diluted net loss per share applicable to common stockholders
Continuing operations	$(0.05)	$(0.04)	$(0.15)	$(0.09)
Discontinued operations	$–	$(0.42)	$–	$(0.30)
Net loss per share applicable to common stockholders	$(0.05)	$(0.48)	$(0.15)	$(0.44)

Weighted average shares used in per share calculation - basic and diluted	80,544,300	71,145,659	80,563,250	71,145,659

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ABOUT LENCO MOBILE (OTCQB: LNCM)

In December 2011, iLoop Mobile and Lenco Mobile merged to form a global mobile technology and services firm. This powerful union gives the company the expertise and technology to support customers in developing and launching large scale mobile initiatives.  Lenco offers unique high performance MMS capabilities along with SMS, Mobile Web, Mobile Social Integration, International Services, Carrier Products, and a broad range of vertical specific solutions. The combination of expertise and leading-edge mobile technology has the potential to create a global leader with unmatched scale, reach, and capabilities. In June 2012, the combined companies began the process of rebranding under a unified name, Archer. For more information about Lenco Mobile please visit www.helloarcher.com.

Forward-Looking Statements Disclosure

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management's expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to competition, management of growth, new products, services and technologies, potential fluctuations in operating results, international expansion, outcomes of legal proceedings and claims, seasonality, commercial agreements, acquisitions and strategic transactions, foreign exchange rates, system interruption, government regulation and taxation, payments and fraud. More information about factors that potentially could affect Lenco’s business and financial results is included under the heading "Risk Factors"  in Lenco’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent filings.  Except as may be required by law, the Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Information on Corporate Web Site

We intend to use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD.  Such disclosures will be included on our website in the ‘Investor Relations’ sections.  Accordingly, investors should monitor such portions of our website, in addition to following our press releases and SEC filings.

For further information contact:

Christopher Dukelow, Chief Financial Officer

chris.dukelow@helloarcher.com

+1.206.419.1975

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